EDIFY CORPORATION                                                  EXHIBIT 11.01
STATEMENT OF LOSS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                           JUNE 30,                         JUNE 30,
                                                   ------------------------        ------------------------
                                                     1996            1995            1996            1995
                                                   --------        --------        --------        --------
Net loss ...................................       $   (484)       $   (227)       $ (1,051)       $   (675)
                                                   ========        ========        ========        ========
Computations of weighted
   average common and dilutive
   common equivalent shares
   outstanding:

   Weighted average common shares
     outstanding ...........................         15,077           2,255          14,344           2,253

   Shares relating to SAB No. 64
     and 83 ................................             --           1,852              --           1,852

   Common equivalent shares attributable to:
     Convertible preferred stock
       (if converted method) ...............             --           9,019              --           9,019
                                                   --------        --------        --------        --------
Shares used in computing net loss
   per share amounts .......................         15,077          13,126          14,344          13,124
                                                   ========        ========        ========        ========
Net loss per share .........................       $  (0.03)       $  (0.02)       $  (0.07)       $  (0.05)
                                                   ========        ========        ========        ========



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